UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2011

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 29, 2011, CDEX, Inc. (“CDEX”, or “Company”) entered into a Term Note (“Note”) and a Warrant Amendment with Gemini Master Fund Ltd. (“Gemini”). The Note is for $100,000 with an interest rate of 10.5% and is convertible into CDEX common stock at the rate of $0.05 a share. The Warrant Amendment modifies the Gemini’s existing warrant by increasing the number of shares under the warrant to 8,000,000 shares and reduces the exercise price to $0.05 a share.

The Company also entered into an Amendment and Conversion Agreement with Gemini which amends the $1,151,100.33 February 15, 2010 note issued to Gemini by changing the conversion price to $0.05 a share and specifying certain circumstances under which Gemini will be required to convert a portion of its note.

Forms of the Note, the Warrant Amendment and Amendment and Conversion Agreement are filed as Exhibits 99.1, 99.2 and 99.3 with this Current Report on Form 8-K and are incorporated herein; the summary of this document set forth above is qualified by reference to such exhibits.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No. Exhibit Description

99.1 CDEX INC. Term Note
99.2 Warrant Amendment
99.3 Amendment and Conversion Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: May 5, 2011	By:	/s/ Stephen McCommon
Stephen McCommon, CFO